Exhibit 99.1

PRESS RELEASE

Neonode Announces 1-for-10 Reverse Stock Split

Shares of Common Stock Begin Trading on Split-Adjusted Basis on October 1, 2018

STOCKHOLM, SWEDEN – September 28, 2018 – Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today announced that a 1-for-10 reverse stock split of its issued and outstanding common stock will become effective as of the commencement of trading on Monday, October 1, 2018.

The split-adjusted shares of common stock will continue trading under the existing symbol “NEON” on The Nasdaq Capital Market.

When the reverse stock split becomes effective, every ten shares of issued and outstanding common stock will automatically be reclassified into one share of common stock. No fractional shares will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will be entitled to a cash payment in lieu thereof.

Stockholders granted the Board of Directors of Neonode discretionary authority to effect the reverse stock split at the annual meeting of stockholders held on June 7, 2018.

In connection with the reverse stock split, the number of authorized shares of common stock of Neonode will proportionately decrease to 10 million.

American Stock Transfer & Trust Company, LLC is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

The new CUSIP number for Neonode common stock following the reverse stock split will be 64051M709.

For more information, please contact:

Investor Relations

David Brunton

Email: david.brunton@neonode.com

Chief Financial Officer

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) develops, manufactures and sells advanced sensor modules based on the company’s proprietary zForce AIR technology. Neonode zForce AIR Sensor Modules enable touch interaction, mid-air interaction and object sensing and are ideal for integration in a wide range of applications within the automotive, consumer electronics, medical, robotics and other markets. The company also develops and licenses user interfaces and optical interactive touch solutions based on its patented zForce CORE technology. To date, Neonode’s technology has been deployed in approximately 62 million products, including 3 million cars and 59 million consumer devices.

NEONODE, the NEONODE logo, ZFORCE and ZFORCE AIR are trademarks of Neonode Inc. registered in the United States and other countries. zFORCE CORE is a trademark of Neonode Inc.

For further information please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.